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                        CONSENT OF INDEPENDENT AUDITORS

                                                                    EXHIBIT 23.2

We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-25003, Form S-3 No. 33-92172, Form S-3 No. 33-57202, Form S-3
No. 33-60734, Form S-3 No. 33-89748, Form S-3 No. 333-7947, Form S-3 No.
333-22409, Form S-8 No. 333-28141, Form S-8 No. 33-62374, Form S-8 No.
33-63024 , Form S-8 No. 33-63026, Form S-8 No. 33-78038, Form S-8 No. 33-79516,
Form S-8 No. 33-82240, Form S-8 No. 33-82242, Form S-8 No. 33-82244 and Form S-8
No. 333-4212) of Morgan Stanley, Dean Witter, Discover & Co. of our reports with respect to the consolidated financial statements and financial statement schedule of Morgan Stanley Group Inc. dated January 7, 1997 included and incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended November 30, 1996 and dated May 27, 1997 included in this Current Report on Form 8-K of Morgan Stanley, Dean Witter, Discover & Co. to be filed on June 2, 1997.

                                                         /s/ Ernst & Young LLP


New York, New York
June 2, 1997